Exhibit 15

June 25, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 26, 2010 on our review of interim financial information of United Technologies Corporation (the “Corporation”) for the three month periods ended March 31, 2010 and 2009 and included in the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in its Registration Statement on Form S-3 dated June 25, 2010.

Very truly yours,

/s/ PricewaterhouseCoopers LLP